                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                   dated as of

                                February 8, 2002

                                      AMONG

                           METATEC INTERNATIONAL, INC.


                                       AND

                                  BANK ONE, NA,


                          THE HUNTINGTON NATIONAL BANK,


                                       AND

                      THE OTHER FINANCIAL INSTITUTIONS FROM

                           TIME TO TIME PARTY HERETO,
                                    AS BANKS,


                                       AND

                          THE HUNTINGTON NATIONAL BANK,
                      AS ADMINISTRATIVE AGENT FOR THE BANKS
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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
1.  The Loans     4
         1.1  Extensions of Credit...............................................................................4
         1.2   Loan Commitment...................................................................................4
         1.3  Revolving Loan.....................................................................................5
         1.4  The Term Loan......................................................................................9
       1.4.1    The Second Term Loan        10
                           1.5  Administrative Agent as Joint Creditor..........................................10
         1.6  Federal Tax Refunds; Excess Cash Flow Repayment...................................................11
2.  Interest Rates, Prepayment; Fees and Costs       12
         2.1  Interest Rates....................................................................................12
         2.2  [Intentionally Deleted.]..........................................................................12
         2.3  [Intentionally Deleted.]..........................................................................12
         2.4  [Intentionally Deleted.]..........................................................................12
         2.5  [Intentionally Deleted.]..........................................................................12
         2.6  Interest Calculation and Interest Payment Dates...................................................12
         2.7  Additional Costs..................................................................................13
         2.8  [Intentionally Deleted.]..........................................................................13
         2.9  [Intentionally Deleted.]..........................................................................13
         2.10  [Intentionally Deleted.].........................................................................13
         2.11  Increased Capital................................................................................14
         2.12  Survival of Obligations..........................................................................14
         2.13  Termination and Prepayment.......................................................................14
         2.14  Fees.............................................................................................14
         2.15  Fee for Sub-Facility Letters of Credit...........................................................15
         2.16  Costs and Expenses...............................................................................15
         2.17  Guarantors.......................................................................................15
3.  Warranties and Representations  16
         3.1  Corporate Organization and Authority..............................................................16
         3.2  Borrowing is Legal and Authorized.................................................................16
         3.3  Taxes.............................................................................................16
         3.4  Compliance with Law...............................................................................17
         3.5  Financial Statements; Full Disclosure.............................................................17
         3.6  Litigation; Adverse Effects.......................................................................17
         3.7. Adequacy of Working Capital.......................................................................17
         3.8  Government Consent................................................................................18
         3.9  Title to Properties...............................................................................18
         3.10  ERISA Matters....................................................................................18
         3.11  Labor Matters....................................................................................20
         3.12  No Defaults......................................................................................20
         3.13  Environmental Protection.........................................................................20
         3.14  No Margin Loans..................................................................................21
         3.15  Warranties and Representations...................................................................22

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
4.  Company's Business Covenants    22
         4.1  Payment of Taxes and Claims.......................................................................22
         4.2  Maintenance of Properties and Corporate Existence.................................................22
         4.3  Sale of Assets, Merger, Subsidiaries, Tradenames, Conduct of Business.............................23
         4.4  Negative Pledge...................................................................................24
         4.5  Other Borrowings and Contingent Liabilities.......................................................24
         4.6  Compliance with Laws..............................................................................24
         4.7  Sale of Accounts; No Consignment..................................................................25
         4.8  Ownership and Management..........................................................................25
         4.9  Acquisition of Capital Stock......................................................................25
         4.10  Cash Dividends and Other Distributions...........................................................25
         4.11  Transactions With Affiliates.....................................................................25
         4.12  Intentionally Deleted............................................................................26
         4.13  Intentionally Deleted............................................................................26
         4.14  Intentionally Deleted............................................................................26
         4.15  Intentionally Deleted............................................................................26
         4.16  Environmental Compliance and Indemnification.....................................................26
         4.17  Loans, Advances and Investments..................................................................26
         4.18  Intentionally Deleted............................................................................27
         4.19  Capital Expenditure Limitation...................................................................27
         4.20  Intentionally Deleted............................................................................27
         4.21  Minimum EBITDA...................................................................................27
         4.22  Subsidiary Compliance............................................................................28
         4.23 Intentionally Deleted.............................................................................31
5.  Financial Information and Reporting; Regulatory Reports   32
         5.1  Financial Information and Reporting...............................................................32
         5.2  Regulatory Reports................................................................................34
6.  Default.......35
         6.1  Events of Default.................................................................................35
         6.2  Default Remedies..................................................................................35
7.  The Administrative Agent        36
         7.1  Appointment.......................................................................................36
         7.2  Nature of Duties, Exculpation.....................................................................37
         7.3  Lack of Reliance on the Administrative Agent and Resignation......................................38
         7.4  Right to Request Instructions.....................................................................38
         7.5  Reliance..........................................................................................38
         7.6  Relations Among Banks.............................................................................39
         7.7.  Concerning the Collateral and the Loan Documents.................................................39
         7.8  Setoff............................................................................................42
         7.9  Ratable Sharing...................................................................................42
         7.10  Indemnification..................................................................................43
         7.11  The Administrative Agent in its Individual Capacity..............................................43
         7.12  Amendment and Modifications......................................................................44
         7.13  Commitment Percentage............................................................................44
         7.14  Pro Rata Treatment and Payments..................................................................44
         7.15  Funding of Advances..............................................................................44

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
         7.16  Successors and Assigns...........................................................................45
8.  Miscellaneous.47
         8.1  Notices...........................................................................................47
         8.2  Access to Accountants.............................................................................49
         8.3  Confidentiality...................................................................................49
         8.4  Reproduction of Documents.........................................................................49
         8.5  Survival, Successors and Assigns..................................................................50
         8.6  Amendment and Waiver, Duplicate Originals.........................................................50
         8.7  Uniform Commercial Code and Generally Accepted Accounting Principles..............................50
         8.8  Enforceability and Governing Law..................................................................50
         8.9  Waiver of Right to Trial by Jury..................................................................51
         8.10  Advertising......................................................................................51
         8.12  No Consequential Damages; Release................................................................51
         8.13  Indemnity........................................................................................52
         8.14  Conditions Precedent to Subsequent Extensions of Credit..........................................52
         8.15  Termination......................................................................................53
         8.16  Index of Definitions.............................................................................53

Exhibits
--------
         Exhibit A.........         Notice of Borrowing
         Exhibit B-1.......         Revolving Note
         Exhibit B-2.......         Term Note
         Exhibit B-3.......         Second Term Note
         Exhibit C.........         Borrowing Base Certificate
         Exhibit D.........         Compliance Certificate

Schedules
---------
         Schedule 1.6               Schedule of Budgeted EBITDA
         Schedule 3.6......         Schedule of Pending or Threatened Litigation
         Schedule 3.10.....         Schedule of ERISA Plans
         Schedule 3.13.....         Schedule of Environmental Law Concerns
         Schedule 4.3......         Schedule of Subsidiaries
         Schedule 4.4......         Schedule of Permitted Liens
         Schedule 4.5......         Schedule of Existing Indebtedness
         Schedule 4.9               Schedule of Stock Option Plan and/or Other Programs

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

         This Second Amended and Restated Loan Agreement (this "Agreement") is entered into at Columbus, Ohio, as of the 8th day of February, 2002 by and among
(a) Metatec International, Inc. (successor by merger to Metatec Corporation), an Ohio corporation ("Company"), as borrower, (b) the financial institutions from time to time party hereto, as lenders, whether by execution of this Agreement or an assignment and acceptance acceptable to the Administrative Agent (collectively, the "Banks" and individually a "Bank"), and (c) The Huntington National Bank ("Huntington"), as Administrative Agent for the Banks (Huntington in such capacity, the "Administrative Agent").

         This Agreement amends and restates in full the terms of a certain Amended and Restated Loan Agreement dated as of March 31, 2001 (as amended by a Standstill Agreement and First Amendment dated as of November 20, 2001) and a First Amendment to Standstill Agreement dated as of December 14, 2001 (the "Loan Agreement"), and executed by and among the Company, the Administrative Agent and the Banks.

THE LOANS.

Extensions of Credit. Subject to the terms and conditions hereof, including, without limitation, the individual limitations set forth below, the Banks, severally, will extend credit to the Company up to the aggregate sum of $22,817,012.00 (the "Loans"). Subject to the terms and conditions hereof, the Loans shall be comprised of (a) a revolving loan facility for the Company, which each Bank shall extend severally, and not jointly, up to such Bank's Loan Commitment, which revolving loan facility in the aggregate shall not exceed the maximum principal sum of $12,490,762.00 (the "Revolving Loan") which balance shall be adjusted and reduced as set forth in Section 1.4.1, (b) a term loan facility for the Company, which each Bank shall extend severally, and not jointly, up to such Bank's Loan Commitment, which term loan facility in the aggregate shall not exceed the maximum principal sum of $9,326,250.00 (the "Term Loan"), and (c) a term loan facility for the Company, which each Bank shall extend severally, and not jointly, up to such Bank's Loan Commitment, and which term loan facility in the aggregate shall not exceed the maximum principal sum of $1,000,000 (the "Second Term Loan").

Loan Commitment. As used herein with respect to any Bank, "Loan Commitment" means with respect to the principal balance of (a) the Revolving Loan, the product of (i) such Bank's Commitment Percentage (as hereinafter defined) multiplied by (ii) $12,490,762.00, (b) the Term Loan, the product of (i) such Bank's Commitment Percentage multiplied by (ii) $9,326,250.00 and (c) a Second Term Loan, the product of (i) such Bank's Commitment Percentage multiplied by
(ii) $1,000,000.00.

Revolving Loan.
--------------

         (a) Frequency and Amount of Advances. Subject to the terms and conditions hereof, the Company may borrow and repay any outstanding advance under the Revolving Loan on any Business Day (as hereinafter defined), and any amounts so repaid may be re-borrowed. "Business Day" means a day which is not a Saturday or Sunday or a legal holiday and on which Huntington is not required by law or other governmental action to close in Ohio. The principal balance of the Revolving Loan shall not exceed an amount equal to the lesser of (i) $12,490,762.00, which balance shall be adjusted and reduced as set forth in Section 1.4.1, or
         (ii) the sum of (A) 80% of Eligible Domestic Accounts (as hereinafter defined), plus (B) 30% of Eligible Domestic Inventory (as hereinafter defined), plus (C) 90% of Eligible Domestic Machinery and Equipment (as hereinafter defined) (collectively, the "Borrowing Base"). With respect to Eligible Domestic Accounts, such formula may be adjusted by the Required Banks (as defined in Section 7.1) in their reasonable business judgment following the completion from time to time of asset-based-lending-type field examinations of the accounts and inventory of the Company (the fees and expenses associated with such field examinations to be borne by the Company). Commencing not later than July 1, 2001, all of the Company's accounts (including accounts that are not Eligible Domestic Accounts) shall be collected through lockbox arrangements to be entered into between the Company and the Administrative Agent, and cash collateral and controlled disbursement account arrangements shall also to be entered into between the Company and the Administrative Agent not later than July 1, 2001. All of the Company's domestic, United States accounts (including accounts that are not Eligible Domestic Accounts) shall be collected through lockbox arrangements (the "Lockbox Collection Account") entered into between the Company and the Administrative Agent, and the cash of the Company shall be managed through the cash collateral account and the Administrative Agent alone shall have control over and power of withdrawal from the Lockbox Collection Account and the cash collateral account. The cash collateral account shall be designated and identified as "Huntington, as Agent and as secured party for Metatec" and advances shall be through controlled disbursement account arrangements entered into between the Company and the Administrative Agent.

                  The Company's right to obtain advances under the Revolving Loan shall terminate on March 31, 2004. Each advance requested by the Company under the Revolving Loan shall be accompanied by such documents or communications as may be acceptable to the Administrative Agent in its sole discretion.

                  The Company acknowledges and agrees that the unpaid principal balance of cash advances under the Revolving Loan is $7,865,493.82 as of February 7, 2002.

         (b) Letter of Credit Sub-Facility. Subject to the terms and conditions hereof, as a sub-facility under the Revolving Loan, the Administrative Agent, upon the application of the Company, will issue standby letters of credit (the "Sub-Facility Letters of Credit") in an aggregate stated value at any one time outstanding of not more than $1,650,00000 (the "Sub-Facility Letters of Credit"); provided, however, that all Sub-Facility Letters of Credit issued under this Subsection
         (b) shall expire not later than April 1, 2004; and provided further, however, that nothing set forth in this Subsection (b) shall permit or be construed to permit at any time the outstanding principal balance of the Revolving Loan, inclusive of the undrawn stated amounts of all outstanding Sub-Facility Letters of Credit, to exceed $12,490,762.00, which balance shall be adjusted and reduced as set forth in Section
         1.4.1. For purposes of determining the remaining availability under the Revolving Loan, each issuance of a Sub-Facility Letter of Credit by the Administrative Agent shall constitute an advance under the Revolving Loan in the stated amount of the Sub-Facility Letter of Credit as of the date of issuance. Each issuance of a Sub-Facility Letter of Credit by the Administrative Agent shall be deemed evidenced by the Revolving Note.

                  The Company acknowledges and agrees that the aggregate stated value of the letters of credit outstanding as of February 7, 2002 are $1,650,000.00 and as and when such letters of credit are drawn or expire (unless renewed) the sub-facility shall be adjusted and reduced by the amounts of such payments or stated value of such expired letters of credit.

                  The Company agrees to pay to the Administrative Agent, for the ratable benefit of the Banks, in consideration of the issuance of each Sub-Facility Letter of Credit a per annum fee calculated in accordance with the pricing grid set forth in Section 2.15 of this Agreement equal to the percentage represented by the applicable Sub-Facility L/C Fee times the undrawn stated amount of such Sub-Facility Letter of Credit, such fee to be due and payable annually in advance commencing on the date of issuance of such Sub-Facility Letter of Credit. The Company further agrees to pay quarterly in arrears, on the last Business Day of each quarter, to the Administrative Agent, for the Administrative Agent's own account, a fronting fee ("Fronting Fee") at a rate equal to 0.125% per annum on the average daily undrawn stated amount of each outstanding Sub-Facility Letter of Credit.

                  Immediately upon the payment by the Administrative Agent of any sum drawn by the beneficiary of an outstanding Sub-Facility Letter of Credit, the amount of such payment shall be automatically transferred to the Administrative Agent as a cash advance under the Revolving Loan, thereby converting such amount from an advance by the Administrative Agent under the Sub-Facility to a cash advance by the Banks (subject to each Bank's Commitment Percentage) under the Revolving Loan. Immediately upon the payment by the Administrative Agent of any sum drawn by the beneficiary of an outstanding Sub-Facility Letter of Credit, the amount of such payment shall bear interest from the date such advance is made until paid in full as provided in Section 2.1 of this Agreement.

         (c) Notices of Borrowing. When the Company desires to borrow under the Revolving Loan, it shall deliver to the Administrative Agent, no later than 1:00 P.M. (Columbus, Ohio time) on the Business Day immediately preceding the proposed funding, an irrevocable notice of borrowing in substantially the form set forth in Exhibit A attached hereto or in such other form as may be satisfactory to the Administrative Agent. Such notice of borrowing shall specify the amount and date of the proposed Revolving Loan advance and shall also set forth instructions for the disbursement of the proceeds of the proposed Revolving Loan advance, and any applicable instructions, terms and conditions if the advance is to be made in the form of the issuance of Sub-Facility Letters of Credit.

         (d) Obligation to Fund Revolving Loan Advances. The Banks, or any of them, shall have no obligation to advance any sums or to issue any Sub-Facility Letters of Credit under the Revolving Loan upon the occurrence and continuance of an Event of Default (as hereinafter defined) or upon the occurrence of an event which, but for the giving of notice or the lapse of time or both, would constitute an Event of Default.

         (e) Use of Proceeds. The net proceeds of the Revolving Loan shall be used for general corporate purposes.

         (f) Evidence of Indebtedness. The Revolving Loan shall be evidenced by a note or by one or more notes (collectively, the "Revolving Note") subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit B-1 attached hereto.

         (g) Interest. Interest accrued with respect to the Revolving Loan shall be due and payable on each Interest Payment Date (as hereinafter defined).

         (h) Termination. The unpaid principal balance of the Revolving Loan, together with all accrued and unpaid interest and all fees, charges and other outstanding obligations arising in connection with the Revolving Loan, shall be due and payable in full at maturity, which shall occur on the earlier of acceleration or April 1, 2004 (the "Termination Date").

         (i) Eligibility.

                  (1) The term "Eligible Domestic Accounts" means the portion of the Company's domestic United States accounts that the Administrative Agent determines from time to time in its sole discretion, based on credit policies, market conditions, the Company's business and other criteria, is eligible for use in calculating the Borrowing Base. Without limiting the Administrative Agent's right to determine which accounts are Eligible Domestic Accounts, no account will be an Eligible Domestic Account in calculating the Borrowing Base, unless, at a minimum, such account is unconditionally due and owing to the Company, exclusive of sales or other taxes, from a party ("Account Debtor") which meets the qualifications stated herein, conforms to the warranties regarding the accounts set forth herein and/or in the governing security agreement(s) in favor of the Administrative Agent, and meets all of the following requirements until it is collected in full: (a) the account remains due and payable (in U.S. dollars) and not more than 90 days have elapsed from the date of the original invoice therefor, or if a special dating program has been approved in writing by the Banks, the account is due and payable on a date permitted by the terms of such dating program and is not past-due; (b) the account arises from the Company's completed performance of a sale of goods and/or related services in the ordinary course of business and does not constitute an advance billing, all such goods have been lawfully shipped and invoiced to the Account Debtor, and upon the Administrative Agent's request, copies of all invoices, together with all shipping documents and delivery receipts evidencing any shipment have been delivered to the Administrative Agent; (c) the account does not arise from a contract with a consumer or from a contract with any government or agency thereof (unless with respect to accounts arising out of contracts with or orders from the United States or any department, agency or instrumentality thereof, the Company shall have complied with the provisions applicable thereto set forth herein and/or in the governing security agreement(s) in favor of the Administrative Agent; (d) the account is not subject to any prior assignment, claim, lien, security interest, or subject to any levy or setoff; (e) the account is not subject to any credit, contra account, allowance, adjustment, levy, return of goods, or discount (collectively a "Contra"); provided, however, that if the Account Debtor has asserted a Contra, if the amount of the account exceeds the amount of the Contra, such excess portion of the account shall be deemed to be an Eligible Account to the extent of such excess if such excess meets all other requirements in this paragraph; (f) the account does not arise from a transaction with an Affiliate (as defined in Section 4.11); (g) the account does not, when added to all other accounts of the Account Debtor with the Company, produce an aggregate indebtedness from the Account Debtor of more than 25% of the total of all the Company's Eligible Domestic Accounts; (h) the Account Debtor is not subject to bankruptcy, insolvency, receivership or similar proceedings or is not insolvent; (i) the account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement; (j) the account does not arise from an Account Debtor to whom the Company has determined to ship goods on a "cash on delivery" or C.O.D. basis; (k) the account does not arise from an Account Debtor which, in the aggregate, has more than 25% of its accounts (in number or in dollar value) with the Company remaining unpaid when more than 90 days have elapsed from the dates of the original invoices therefor, or, if a special dating program has been approved in writing by the Banks as specified above, when more than 30 days have elapsed from the date payment was due under the terms of such program, or when more than 90 days have elapsed from the dates of the original invoices therefor, whichever is earlier; and (l) the Administrative Agent has not notified the Company that the account or the Account Debtor is unsatisfactory or unacceptable (although the Administrative Agent reserves the right to do so in its sole discretion at any time).

                  (2) The term "Eligible Domestic Inventory" means that portion of the Company's inventory that is at all times located in the United States and that conforms to the warranties regarding the inventory set forth herein and/or in the governing security agreement(s) in favor of the Administrative Agent and that the Administrative Agent determines from time to time, based on credit policies, market conditions, the Company's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Domestic Inventory (unless the Administrative Agent agrees otherwise in writing) shall not include work in process, obsolete or discontinued inventory, supply items, packaging, the freight portion of raw materials, inventory in the possession or control of a third person for processing or storage, consigned inventory, or inventory in transit. All Eligible Domestic Inventory shall be valued at the lesser of cost (on a standard cost FIFO basis) or market.

                  (3) The term "Eligible Domestic Machinery and Equipment" means that portion of the Company's machinery and equipment that is acceptable to the Banks in their sole discretion and that is at all times located in the United States and that conforms to the warranties regarding the machinery and equipment set forth herein and/or in the governing security agreement(s) in favor of the Administrative Agent and that the Administrative Agent determines from time to time, based on credit policies, market conditions, the Company's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Domestic Machinery and Equipment (unless the Administrative Agent agrees otherwise in writing) shall not include items of machinery or equipment that are obsolete, materially damaged or in the possession or control of a third person or in transit. All Eligible Domestic Machinery and Equipment shall be valued at orderly liquidation value based upon an appraisal dated July 2, 2001 from Dovebid Valuation Services.

The Term Loan.
-------------

         (a) Single Advance. Prior to the date of this Agreement, the Company borrowed the proceeds of the Term Loan in a single advance. The Company acknowledges and agrees that amounts repaid with respect to the Term Loan may not be re-borrowed. The Company further acknowledges and agrees that the unpaid principal balance of the Term Loan is $9,326,250.00 as of February 7, 2002.

         (b) [Intentionally Deleted.]

         (c) [Intentionally Deleted.]

         (d) Evidence of Indebtedness. The Term Loan shall be evidenced by a note or by one or more notes (collectively, the "Term Note") subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit B-2 attached hereto. (The Revolving Note, the Term Note and the Second Term Note, as defined below, are hereinafter sometimes collectively referred to as the "Notes.")

         (e) Interest. Interest accrued with respect to the Term Loan shall be due and payable on each Interest Payment Date.

         (f) Amortization and Maturity. The Term Loan shall be paid as follows:

                  Prior to the Termination Date the unpaid balances of the principal sum of the Term Loan shall be due and payable as set forth in
         Section 1.6.

                  The unpaid principal balance of the Term Loan, together with all accrued and unpaid interest and all fees, charges and other outstanding obligations arising in connection with the Term Loan, shall be due and payable in full at maturity, which shall occur on the earlier of acceleration or the Termination Date.

1.4.1    The Second Term Loan.

                  (a) Advances. Effective as of the date of this Agreement, the Company will borrow the proceeds of the Second Term Loan in the amount of $509,238.00. After the date of this Agreement through December 31, 2002, the Company may draw, from time to time, and the Banks in their sole discretion, may advance, up to an additional aggregate amount not to exceed of $490,762.00. Amounts advanced to the Company on the Second Term Loan and repaid may not be re-borrowed by the Company. The Company acknowledges and agrees that any amounts repaid with respect to the Term Loan may not be re-borrowed. The Company further acknowledges and agrees that the unpaid principal balance of the Second Term Loan is $509,238.00 as of the date of this Agreement and the maximum amount which may be advanced under the Second Term Loan is $1,000,000.00. From time to time, the maximum amount (subject to the limitation of the Borrowing Base) which may be outstanding at any one time under the Revolving Loan shall be permanently reduced (from $12,490,762.00) by the amount equal to the amount of any advance to the Company made after the date hereof on the Second Term Loan.

         (b) Evidence of Indebtedness. The Second Term Loan shall be evidenced by a note or by one or more notes (collectively, the "Second Term Note") subsequently executed in substitution therefor, each in substantially the form set forth in Exhibit B-3 attached hereto.

         (c) Interest. Interest accrued with respect to the Second Term Loan shall be due and payable on each Interest Payment Date.

         (d) Amortization and Maturity. The Second Term Loan shall be paid as follows:

                  Prior to the Termination Date the unpaid balances of the principal sums of the Term Notes shall be due and payable as set forth in Section 1.6.

                  The unpaid principal balance of the Second Term Loan, together with all accrued and unpaid interest and all fees, charges and other outstanding obligations arising in connection with the Second Term Loan, shall be due and payable in full at maturity, which shall occur on the earlier of acceleration or the Termination Date.


Administrative Agent as Joint Creditor. For the sole and limited purpose of complying with the laws of The Netherlands applicable to creditors and security interests created in favor of creditors, the Company, each of the Banks and the Administrative Agent agree that the Administrative Agent shall be a joint creditor (together with each such Bank) with respect to each and every Obligation (as hereinafter defined) of the Company to each such Bank arising under or in connection with this Agreement, and that, to the extent that a Bank has the right hereunder to demand performance by the Company of such Obligations, the Administrative

Agent shall also have the independent right to demand performance by the Company of such Obligations, but only if such Bank first consents thereto in writing. Nothing set forth in this Section 1.5 shall impose any additional obligations or duties on the Administrative Agent or any Bank, or shall cause the alteration or modification of any term defined in this Agreement (i.e. "Commitment Percentage," "Loan Commitment," "Required Banks," etc.).

1.6 Federal Tax Refunds; Excess Cash Flow Repayment.

         (a) Prior to payment in full of the Loans, including without limitation all accrued and unpaid interest, fees, costs and expenses, the Company promptly (but not more than three business days after receipt) shall pay to the Administrative Agent, for the ratable benefit of the Banks, an amount equal to any federal income tax refund received by the Company, regardless of the tax year for which such refund is applicable. In addition, upon the request of the Administrative Agent, the Company shall execute and deliver to the Administrative Agent or, as appropriate, to the Internal Revenue Service, an assignment of and an authorization to directly pay to the Administrative Agent, for the ratable benefit of the Banks, any federal income tax refund applied for by the Company. All tax refund payments made by the Company shall be applied to the unpaid balance of the principal sum of the Second Term Loan, until paid in full, and then such tax refund payments shall be applied to the unpaid balance of the principal sum of the Term Loan.

         (b) Prior to the Termination Date, the Company shall pay to the Administrative Agent, for the ratable benefit of the Banks, an amount equal to 70% of the difference between the actual cumulative EBITDA and the sum of the Cumulative Budgeted EBITDA and $2,300,000.00 (the "Excess Cash Flow Payment"). The calculation of the Excess Cash Flow Payment shall first be made in July, 2002 for the two calendar quarters ending June 30, 2002, and shall be made quarterly thereafter in October, January, April and July for the calendar quarter ending the preceding month and a copy of the calculation shall be furnished to the Administrative Agent. Any Excess Cash Flow Payment due hereunder shall be paid by the Company to the Administrative Agent, for the ratable benefit of the Banks, on or before the first Business Day of the first month following the month the calculation of Excess Cash Flow is required to be made. The Excess Cash Flow Payment shall be applied to the unpaid balance of the principal of the Second Term Loan, until paid in full, and then such Excess Cash Flow Payments, if any, shall be applied to the unpaid balance of the principal of the Term Loan. For purposes of the calculations of the Excess Cash Flow Payment, the term "Cumulative Budgeted EBITDA" shall mean the amounts set forth on in
         Schedule 1.6 attached hereto.

INTEREST RATES, PREPAYMENT; FEES AND COSTS.

Interest Rates. Commencing as of the date of this Agreement, all advances under the Loans (including advances outstanding as of such date) shall bear interest on the unpaid principal amount thereof (from the later of the date of this Agreement or the date such advances are made) until paid in full at a variable rate of interest per annum equal to 3.50% in excess of the Prime Rate. Each change in the Prime Rate shall automatically and immediately change the interest rate on the Loans without notice to the Company. "Prime Rate" means, with respect to any advance, for any period, a variable commercial lending rate of interest per annum as determined from time to time by Huntington, and designated as Huntington's "Prime Rate," based upon its consideration of economic, money market, business and competitive factors. The Company waives any right to claim that the Prime Rate is an interest rate other than that rate designated by Huntington as its "Prime Rate" on the grounds that:
(i) such rate may or may not be published or otherwise made known to the Company; or (ii) Huntington may make loans to certain borrowers at interest rates which are lower than Huntington's "Prime Rate."

         Upon the occurrence of any Event of Default, interest shall thereafter accrue on the outstanding principal balance of all advances made pursuant to this Agreement at a per annum rate equal to 650 basis points in excess of the Prime Rate.

[Intentionally Deleted.]


[Intentionally Deleted.]


[Intentionally Deleted.]


[Intentionally Deleted.]

2.6 Interest Calculation and Interest Payment Dates. Interest with respect to all advances made in connection with the Loans shall be calculated on a 360-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. "Interest Payment Date" means the last day of each month. Notwithstanding anything to the contrary set forth herein, until the earlier of the Termination Date or the date the Loans are paid in full, all advances under the Loans shall bear interest on the unpaid principal amount thereof as set forth in Section 2.1, above, and the Company shall pay interest on the Interest Payment Date at a variable rate of interest per annum equal to 2.00% in excess of the Prime Rate (the "Pay Rate"). The Interest which is the difference between the rate of interest set forth in Section 2.1, above, and the Pay Rate shall continue to accrue and shall be paid by the Company on September 30, 2002 and semiannually thereafter on March 31 and September 30, and at the Termination Date or payment in full of the Loan, at which time, all accrued and unpaid interest shall be due and payable.

2.7 Additional Costs. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Banks with any request or directive of any such authority (whether or not having the force of law) (each of the foregoing being referred to as a "Regulatory Requirement"), shall (a) affect the basis of taxation of payments to the Administrative Agent or any of the Banks of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Administrative Agent or any of the Banks by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Administrative Agent or any of the Banks has its principal office), or
(b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Administrative Agent or any of the Banks, or (c) shall impose any other condition, requirement or charge with respect to this Agreement or the Loans (including, without limitation, any capital adequacy requirement, any requirement which affects the manner in which the Administrative Agent or any of the Banks allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Administrative Agent or any of the Banks of making or maintaining the Loans or any advance thereunder, to reduce the amount of any sum receivable by the Administrative Agent or any of the Banks thereon, or to reduce the rate of return on the Administrative Agent's or any of the Banks' capital, then provided such Regulatory Requirement is then being applied or directed to all banks or to a class of banks, and not just to one or more banks as a result of their non-compliance with existing laws, treaties, rules or regulations, or existing directive of an authority interpreting or administering the same, the Company shall pay to the Administrative Agent or any of the Banks, as the case may be, from time to time, upon request of the Administrative Agent or any of the Banks, additional amounts sufficient to compensate the Administrative Agent or any of the Banks, as the case may be, for such increased cost, reduced sum receivable or reduced rate of return (collectively, "Reduced Earnings") to the extent the Administrative Agent or any of the Banks, as the case may be, is not compensated therefor in the computation of the interest rates applicable to the Loans, and provided such Reduced Earnings are not the result of a decline in the economic performance of the Administrative Agent or any of the Banks, as the case may be, not resulting from a Regulatory Requirement. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Administrative Agent or any of the Banks, as the case may be, to the Company, shall be conclusive and binding for all purposes relative hereto, absent error in computation.

2.8      [Intentionally Deleted.]

2.9      [Intentionally Deleted.]

2.10     [Intentionally Deleted.]

2.11 Increased Capital. If after the date hereof the Banks determine in good faith that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising jurisdiction, power or control over the Banks or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by the Banks, or any of them, or any corporation controlling any of the Banks, and (ii) the amount of such capital is increased by or based upon the making or maintenance by any of the Banks of the Loans, any participation in or obligation to participate in the Loans, or other advances made hereunder or the existence of any obligation to make the Loans, then, in any such case, upon written demand by the Administrative Agent, the Company shall immediately pay to the Administrative Agent, for the ratable benefit of the Banks, from time to time as specified by the Administrative Agent, additional amounts sufficient to compensate the Banks, or any of them, therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error in computation.

2.12 Survival of Obligations. The provisions of Section 2.7 shall survive the termination of this Agreement and the payment in full of all Notes outstanding pursuant hereto.

2.13 Termination and Prepayment. The Company shall have the option at all times to permanently terminate the unused portion of the Revolving Loan, in whole or in part, by providing to the Administrative Agent one Business Days' prior written notice of the effective date and amount of such termination. The Company shall have the option at all times to prepay the Term Loan and the Second Term Loan, in whole or in part, by providing to the Administrative Agent one Business Days' prior written notice of the effective date and amount of such prepayment, all such amounts to be applied first to principal payments under the Second Term Notes, until paid, and then to principal payments under the Term Notes.

2.14 Fees. On the date hereof and annually thereafter, the Company shall pay to the Administrative Agent, for the sole benefit of the Administrative Agent, an Agent fee ("Agent's Fee") in the amount of $15,000.00. The Company further agrees to pay to each of Huntington and Bank One, NA a fee of $175,000, with the initial payment on the date hereof of $100,000 to each of Huntington and Bank One, NA. The Company further agrees to pay to each of Huntington and Bank One, NA $75,000 within 120 days of the date hereof. On the earlier of March 31, 2003 or at such time as the Loans, including all accrued and unpaid interest, fees, costs and other expenses are paid in full, the Company shall pay each of Huntington and Bank One, NA, a fee of $100,000. If the Loans have not been repaid in full on or prior to March 31, 2003, then in addition to the fee to be paid on March 31, 2003, the Company shall pay to each of Huntington and Bank One, NA, an additional fee of $150,000 on the earlier of April 1, 2004 or at such time as the Loans, including all accrued and unpaid interest, fees, costs and other expenses are paid in full.

         All of the aforementioned fees, except the Administrative Agent's Fee, are deferred Facility Commitment Fees, and all fees shall be fully earned by the Administrative Agent and the Banks pursuant to the foregoing provisions of this Agreement on the date hereof and, except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration. All fees provided for in this Section 2.14 shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.15 Fee for Sub-Facility Letters of Credit. The fee for each Sub-Facility Letter of Credit shall be 2.50% of the stated value thereof.

2.16 Costs and Expenses. The Company further agrees to pay all reasonable costs and expenses incidental to or in connection with (i) the Loans or any services provided by the Administrative Agent or the Banks, or any of them, in connection therewith and the negotiation and preparation of this Agreement and other loan documents; (ii) monitoring, auditing and otherwise assuring compliance with the terms and conditions of this Agreement, including quarterly field examination of the books and records of the Company ("Field Examinations"); (iii) enforcement of the rights of the Administrative Agent or any of the Banks in connection with the Loans; (iv) any amendment or modification of this Agreement or any other loan documents; and (v) any litigation, contest, dispute, proceeding or action in any way relating to this Agreement, whether any of the foregoing are incurred prior to or after the occurrence of an Event of Default or prior to or after the rendering of a judgment, irrespective of whether any such Event of Default or rendering of a judgment occurs prior to or after maturity. Such costs shall include, but not be limited to, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Banks, recording fees, inspection fees, revenue stamps and note and mortgage taxes, if any. The fees and expenses of counsel for the Administrative Agent shall be paid not later than 10 days after the Company's receipt of each statement submitted by counsel for the Administrative Agent. The costs and expenses of the quarterly Field Examinations shall not exceed $5,000 per examination. (All indebtedness, debts and liabilities including, but not limited to, principal, interest, prepayment fees, late charges, collection costs, attorneys' fees and expenses, of the Company to the Administrative Agent and the Banks, and each of them, arising under or in connection with this Agreement, the Notes, any draft, interest rate contract, currency agreement, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor or any other document, instrument or agreement executed in connection with the foregoing are hereafter referred to collectively as the "Obligations".)

2.17 Guarantors. Metatec Worldwide, Inc. ("Guarantor"), shall unconditionally guarantee the prompt and full payment and complete performance of the Company's obligations arising in connection with the Loans.

WARRANTIES AND REPRESENTATIONS. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS AND THE OTHER FINANCIAL ACCOMMODATIONS TO THE COMPANY DESCRIBED HEREIN, THE COMPANY REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND TO EACH OF THE BANKS THAT EACH OF THE FOLLOWING STATEMENTS IS TRUE AND CORRECT:

Corporate Organization and Authority. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio; (b) has all requisite corporate power and authority and all material licenses and permits necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to obtain any such license or permit will not have a Material Adverse Effect; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, except where the failure to so qualify will not have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance or properties of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or any document, agreement, guaranty or instrument executed in connection herewith, or
(iii) the rights and remedies of the Administrative Agent or any of the Banks under this Agreement, or any document, agreement, guaranty or instrument executed in connection herewith.

Borrowing is Legal and Authorized. (a) The Executive Committee of the Board of Directors of the Company has duly authorized the execution and delivery of this Agreement and of the Notes and documents contemplated herein, and this Agreement, the Notes and other documents executed in connection with this Agreement will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms; (b) the execution of this Agreement and the Notes and all documents and the compliance by the Company with all the provisions of this Agreement (i) are within the corporate powers of the Company; and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of, any agreement, charter instrument, bylaw, or other instrument to which the Company is a party or by which it may be bound; (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which the Company may be bound (except those in favor of Huntington) with respect to the payment of principal or interest on any indebtedness, or the Company's ability to incur indebtedness, including the Notes to be executed in connection with this Agreement.

Taxes. All tax returns required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, which are required to be paid pursuant to Section 4.1 have been paid. The Company does not know of any proposed additional tax assessment against it. The accruals for taxes on the books of the Company for its current fiscal period are adequate.

Compliance with Law. The Company (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, any laws, rulings or regulations relating to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code, and (b) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such violation or failure does not have or is not likely to have a Material Adverse Effect.

Financial Statements; Full Disclosure. The audited financial statements of the Company for the fiscal year ending December 31, 2000, which have been supplied to the Administrative Agent and to the Banks, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly represent the financial condition of the Company as of such date. The financial analyses, reports, business plans, projections and pro forma financial statements of the Company which have been supplied to the Administrative Agent are based on reasonable, good faith assumptions about the Company's financial condition and projected financial condition as of the dates of such financial information or projections. To the knowledge of the Company, no adverse change has occurred which would materially and adversely alter any such analyses, reports, business plans, financial statements, projections or assumptions. The financial statements, analyses, projections and other reports referred to in this Section
3.5 do not, nor does this Agreement or any written statement furnished by the Company to the Administrative Agent or to the Banks in connection with obtaining the Loans, contain any untrue statement of a material fact, each as of the date thereof.

Litigation; Adverse Effects. Except as set forth in Schedule 3.6 attached hereto, there is no action, suit, audit, proceeding, administrative proceeding, investigation or arbitration (or series of related actions, suits, audits, proceedings, investigations or arbitrations) before or by any governmental authority or private arbitrator pending or, to the knowledge of the Company, threatened against the Company or any property of the Company (i) challenging the validity or the enforceability of any of this Agreement, or any loan document, agreement, or instrument executed in connection herewith, or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. The Company is not subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or governmental authority, in each case which shall have or is likely to have a Material Adverse Effect.

Adequacy of Working Capital. On the date of this Agreement and after giving effect to all indebtedness of the Company (including the Loans), the Company (a) will be able to pay its obligations as they become due and payable; and (b) will have sufficient capital to engage in its business. The determination of the foregoing for the Company takes into account all of the Company's properties and liabilities, regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of the Company prepared in accordance with GAAP, including property such as contingent contribution or subrogation rights, business prospects, and goodwill.

Government Consent. Neither the nature of the Company or of its business or properties, nor any relationship between the Company and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement and the Notes and documents contemplated herein.

Title to Properties. The Company (a) has good and marketable title to all the property in which it has a property interest, free from any liens and encumbrances, except for liens in favor of the

Administrative Agent for the ratable benefit of the Banks, Customary Permitted Liens (as hereinafter defined), liens identified in Schedule 4.4 attached hereto and liens in favor of Banc One Leasing Corporation, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance except as provided in this Section 3.9.

ERISA Matters. Neither the Company nor any ERISA Affiliate maintains or contributes to any Plan other than those set forth in Schedule 3.10 attached hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended to the date hereof ("Internal Revenue Code"), has been determined by the Internal Revenue Service ("IRS") to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code. Neither the Company nor any ERISA Affiliate knows of any reason why such Plans or trusts are no longer qualified or exempt following such determination by the IRS. Except as disclosed in Schedule 3.10, the Company does not maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Company and its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Company nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Company nor any ERISA Affiliate has any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Company nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth in Schedule 3.10, the Company has not, by reason of the transactions contemplated hereby, incurred any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute. "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue
Code) as the Company or is otherwise treated as a common employee with the Company under regulations promulgated pursuant to Section 414(o) of the Internal Revenue Code, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above. "Plan" means an employee benefit pension plan defined in Section 3(2) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA. "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA. "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a)(3) of ERISA which is, or within the immediately preceding six years was, contributed to by the Company or any ERISA Affiliate. "Termination Event" means (i) a Reportable Event, as defined in Section 4043(c) of ERISA, unless such notice requirements are either inapplicable or waived under ERISA; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate in any one of the four immediately preceding plan years; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the Pension Benefit Guaranty Corporation, or any Person succeeding to the functions thereof ("PBGC"), of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

Labor Matters. As of the date of this Agreement, there is no collective bargaining agreement covering any of the employees of the Company. To the knowledge of the Company, as of the date of this Agreement no attempt to organize the employees of the Company is pending, threatened, planned or contemplated.

No Defaults. No condition exists which would constitute an Event of Default pursuant to this Agreement. The Company is not in violation in any material respect of any term of any material agreement, charter instrument, bylaw or other material instrument to which it is a party or by which it may be bound.

Environmental Protection.

         (a) Except as otherwise set forth in Schedule 3.13 attached hereto, the Company has not used Hazardous Substances on, from or affecting any of the Company's real property (whether owned, leased or used by the Company, collectively, the "Premises") in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances, nor has the Company knowingly used Hazardous Substances on, from or affecting the Premises in any such manner, and, to the best knowledge of the Company, no present or prior owner of the Premises or any tenant, subtenant, occupant has used Hazardous Substances on, from or affecting the Premises in any manner which violates or creates potential liability under any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances;

         (b) Except as otherwise set forth in Schedule 3.13, the Company has never received any notice of any violation of any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Substances with respect to the Premises, and to the best knowledge of the Company, there have been no actions commenced or threatened by any party for noncompliance therewith with respect to the Premises;

         (c) The Company shall keep or cause the Premises to be free of Hazardous Substances, except to the extent that such Hazardous Substances are stored and/or used in compliance with all applicable Environmental Laws; and, without limiting the foregoing, the Company shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Substances, except in compliance with all applicable Environmental Laws, nor shall the Company knowingly cause or permit, as a result of any intentional or negligent act or omission on the part of the Company, or any tenant, subtenant or occupant, a release of Hazardous Substances onto the Premises;

         (d) Except as otherwise set forth in Schedule 3.13, to the knowledge of the Company, the Company is and has been in compliance with all applicable Environmental Laws in all material respects; and

         (e) The Company shall (i) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove any Hazardous Substances on, under, from or affecting the Premises in accordance with all applicable Environmental Laws, in accordance with the order and directives of all Governmental Authorities, and (ii) defend, indemnify and hold harmless the Bank, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to (A) the presence, disposal, release or threatened release of any Hazardous Substances on over and under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons or animals thereon; and (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to such Hazardous Substances including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses.

         The provisions of this Section 3.13 shall be in addition to any and all other obligations and liabilities the Company may have to the Bank at common law and shall survive the satisfaction of all Obligations of the Company hereunder or under any other Loan Document (as hereinafter defined).

         As used in this Agreement, "Hazardous Substances" means and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
Section 136, et seq., the National Environmental Policy Act of 1969, 42 U.S.C.
Section 4321, 42 U.S.C. Section 7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (the "Environmental Laws").


No Margin Loans. None of the transactions contemplated in the Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds of the Loans will be used to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

Warranties and Representations. On the date of each advance pursuant to the Loans, the warranties and representations set forth in this Section 3 shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

COMPANY'S BUSINESS COVENANTS. THE COMPANY COVENANTS THAT ON AND AFTER THE DATE OF THIS AGREEMENT AND FOR SO LONG AS ANY OF THE OBLIGATIONS PROVIDED FOR HEREIN REMAIN UNPAID:

Payment of Taxes and Claims. The Company will pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law may become a lien or encumbrance upon any of the Company's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by the Company, by appropriate proceedings diligently instituted and conducted, without danger of any material risk to the Collateral or the interest of the Administrative Agent or the Banks therein, without any of the same becoming a lien upon the Collateral, and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor.

Maintenance of Properties and Corporate Existence. The Company shall (a) maintain its property in good condition and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as are customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its incorporation; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has or is likely to have a Material Adverse Effect.

Sale of Assets, Merger, Subsidiaries, Tradenames, Conduct of Business. The Company will not (a) except in the ordinary course of business or upon the prior written consent of the Administrative Agent and the Required Banks (as hereinafter defined), sell, transfer or otherwise dispose of any single personal property asset in any fiscal year having a value in excess of $25.00, sell, transfer or otherwise dispose of multiple personal property assets in one or more transactions in any fiscal year having an aggregate value that, when added to all dispositions of personal property assets by the Company during such fiscal year, exceeds $50,00, or sell, transfer or otherwise dispose of any real estate; (b) except upon the prior written consent of the

Administrative Agent and the Required Banks, consolidate or merge with, enter into partnerships or joint ventures with or make investments in any person or entity, or permit any person or entity to consolidate with or merge into it, or acquire all or substantially all of the stock, beneficial interests, assets or business of any person or entity; or (c) conduct business under any tradenames except upon 30 days' prior written notice to and the delivery of any documents or instruments reasonably requested by the Administrative Agent.

         The Company shall deliver to the Administrative Agent notice of any proposed sale or other disposition of any real property owned directly or indirectly by the Company including, without limitation, the real property located at or in the immediate vicinity of 7001 Metatec Boulevard, Dublin, Ohio (the "Dublin Office and Warehouse Complex"). The proceeds from any sale, financing or refinancing of real property (other than the Dublin Office and Warehouse Complex) owned directly or indirectly by the Company (less applicable taxes and expenses of sale) shall be delivered by the Company to the Administrative Agent, for the ratable benefit of the Banks, immediately upon the closing of such sale or refinancing. The Banks shall apply such proceeds first to payments of principal under the Second Term Loan, second to the Term Loan and then to sums outstanding in connection with the Revolving Loan. Nothing set forth in the paragraph shall in any way limit, impair or otherwise affect a certain security interest in favor of the Administrative Agent in the Company's rights to distributions as the sole member of Meta Management, LLC.

         Except as disclosed in Schedule 4.3 attached hereto, the Company has no subsidiaries and conducts business only in the name of the Company. The Company shall not engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are substantially similar or related thereto, or derived therefrom, without the prior written consent of the Administrative Agent and the Required Banks.

Negative Pledge. The Company will not cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its personal property or directly or indirectly owned real property (other than the Dublin Office and Warehouse Complex), whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except: (a) liens in connection with deposits required by workers' compensation, unemployment insurance, social security and other like laws; (b) taxes, assessments, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of business; (c) inchoate liens arising under ERISA to secure the contingent liability of the Company (collectively (a), (b) and (c) above shall be referred to as the "Customary Permitted Liens"); (d) liens as set forth in Schedule 4.4 attached to this Agreement; and (e) liens in connection with secured borrowings permitted by
Section 4.5 below. In addition, the Company will not grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 4.4 in favor of any other lender, creditor or third party.

Other Borrowings and Contingent Liabilities. Except for (a) the Loans, (b) loans from Affiliates (as hereinafter defined) that are subordinated to the Loans on terms and conditions satisfactory to the Administrative Agent, (c) the existing indebtedness set forth in Schedule 4.5 attached hereto, (d) capitalized lease agreements that, in aggregate face amount, do not exceed the sum of $100,000.00; provided, however, that such restriction not apply to a certain capitalized lease obligation in the approximate amount of $1,400,000.00 originally incurred by the Company in fiscal year 1999, (e) purchase money financing transactions secured by the item or items being purchased in an amount not to exceed the purchase price of such item or items that, in the aggregate, do not exceed the sum of $50,000.00 in any one fiscal year, (f) construction mortgage loans and permanent mortgage loans incurred in connection with the development and construction of the Dublin Office and Warehouse Complex, (g) mortgage loans incurred in connection with the financing or refinancing of the Dublin Office and Warehouse Complex, (h) obligations under existing employment, separation and severance agreements, and (i) unsecured trade payables and normal operating accruals incurred in the ordinary course of the Company's business, the Company will not (i) create or incur or permit to exist extensions of credit or indebtedness, including, without limitation, any indebtedness for borrowed money or advances, letters of credit, or capitalized lease agreements or (ii) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for those accommodation obligations, guaranties, or contingent liabilities disclosed in
Schedule 4.5 attached hereto.

Compliance with Laws. The Company will comply in all material respects with all applicable laws, including ERISA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of taxes, and obtain and keep in force any and all government approvals necessary to the ownership of the Company's properties or the conduct of the Company's business, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect.

Sale of Accounts; No Consignment. The Company shall not sell, assign, or encumber, except to the Administrative Agent for the ratable benefit of the Banks and to Banc One Leasing Corporation, any of its accounts or notes receivable. The Company shall not permit any of its inventory to be sold or transferred on consignment or acquire or possess any of its inventory on consignment.

Ownership and Management. By March 1, 2002, the Company shall elect a Chief Financial Officer acceptable to the Administrative Agent and each of the Banks. The Company shall not replace or change its president, chief executive officer or, when elected, its chief financial officer, without the prior written consent of the Administrative Agent, unless such replacement or change will not or is not likely to have a Material Adverse Effect.

Acquisition of Capital Stock. The Company shall not redeem or acquire its own capital stock, or warrants or securities for its capital stock, except through the use of the net proceeds from the simultaneous sale of an equivalent amount of its capital stock for the same purchase or redemption price. Except in connection with the Plans identified in
Schedule 4.9 and as otherwise set forth in Schedule 4.9 attached hereto, the Company shall not issue any of its capital stock, or warrants, options or other securities for its capital stock until the Loans are paid in full, including all accrued and unpaid interest, fees, costs and expenses, without the prior written consent of the Administrative Agent and the Banks.

Cash Dividends and Other Distributions. Without the prior written consent of the Administrative Agent and the Required Banks, the Company shall not pay any cash dividends or make any other distributions of any kind to shareholders, Affiliates (as that term is defined in Section 4.11, below).


Transactions With Affiliates. After the date hereof, the Company shall not directly or indirectly make any loan to, guaranty any indebtedness of, or capitalize or recapitalize in any manner, or enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates, shareholders or any Affiliates of either of the foregoing, which transaction is on terms that are less favorable to the Company than those which might be obtained at the time from persons or entities who are not affiliated with the Company or its shareholders. "Affiliate" means any individual, partnership, limited liability company, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with the Company, or is a family member related by birth or marriage to any one or more of the foregoing persons. For the purposes of this definition, "control" of such entity means the power, directly or indirectly, to vote 10% or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

[Intentionally Deleted.]


[Intentionally Deleted.]


[Intentionally Deleted.]

4.15 [Intentionally Deleted.]

4.16 Environmental Compliance and Indemnification. The Company hereby indemnifies the Administrative Agent and the Banks, and each of them, and holds the Administrative Agent and the Banks, and each of them, harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about the Premises (whether by the Company or any employees, agents, contractors or subcontractors of the Company or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws;
(b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Administrative Agent and the Banks, or any of them, in connection with clauses
(a), (b) and (c) including, but not limited to, reasonable attorneys' fees. The Company will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances in a manner which would result in the Premises not complying with the Environmental Laws in any material respect.

         The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Administrative Agent and the Banks, or any of them, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Administrative Agent and the Banks, or any of them, acquires title to the Premises through foreclosure or otherwise.

4.17 Loans, Advances and Investments. Except for advances to third party vendors made by the Company in the ordinary course of its business for deposits or prepayments, the Company shall not make any loans or advances to any Affiliate or to any other person, corporation or entity without the prior written consent of the Administrative Agent and the Banks; provided, however, that the foregoing restriction shall not apply to a certain loan made by the Company to Metatec International B.V. as of September 11, 1998 in the original principal amount of $5,933,334.00.

4.18 [Intentionally Deleted.]

4.19 Capital Expenditure Limitation. The Company, calculated for its domestic United States operations and on a non-consolidated basis, will not make, in the aggregate, expenditures for fixed or capital assets, including, without limitation, the incurrence of capitalized lease obligations or expenditures for maintenance and repairs which should be capitalized in accordance with GAAP or otherwise, in excess of an aggregate of $1,500,000 in any four consecutive calendar quarters, measured from January, 2002, and provided, further, that the aggregate capital expenditures permitted herein do not exceed $3,375,000. In addition, all permitted capital expenditures shall be for fixed or capital assets to which the liens in favor of the Banks shall attach, and no portion of the permitted capital expenditures shall be for maintenance or repairs to any assets of the Company to which the liens in favor of the Bank do not attach.

4.20 [Intentionally Deleted.]

4.21 Minimum EBITDA. The Company, calculated separately for its domestic United States operations and on a non-consolidated basis, shall maintain at all times a minimum cumulative EBITDA of not less than the following amounts for the following periods:

                           Period Ending                               Minimum EBITDA
                           -------------                               --------------
                           March, 2002 (YTD)                             $572,025.00
                           April, 2002 (YTD)                             $935,226.00
                           May, 2002 (YTD)                             $1,301,472.00
                           June, 2002 (YTD)                            $1,766,562.00
                           July, 2002 (YTD)                            $2,238,566.00
                           August, 2002 (YTD)                          $2,475,939.00
                           September, 2002 (YTD)                       $3,044,927.00
                           October, 2002 (YTD)                         $3,686,414.00
                           November, 2002 (YTD)                        $4,322,794.00
                           December, 2002 (YTD)                        $4,672,480.00
                           January, 2003 (Rolling 12 Months)           $4,693,178.00
                           February, 2003 (Rolling 12 Months)          $4,733,814.00
                           March, 2003 (Rolling 12 Months)             $4,826,311.00
                           April, 2003 (Rolling 12 Months)             $4,915,900.00
                           May, 2003 (Rolling 12 Months)               $5,006,241.00
                           June, 2003 (Rolling 12 Months)              $5,084,725.00
                           July, 2003 (Rolling 12 Months)              $5,164,376.00
                           August, 2003 (Rolling 12 Months)            $5,204,433.00
                           September, 2003 (Rolling 12 Months)         $5,261,331.00
                           October, 2003 (Rolling 12 Months)           $5,325,480.00
                           November, 2003 (Rolling 12 Months)          $5,389,118.00
                           December, 2003 (Rolling 12 Months)          $5,424,087.00
                           January, 2004 (Rolling 12 Months)           $5,429,598.00
                           February, 2004 (Rolling 12 Months)          $5,461,498.00
                           March, 2004 (Rolling 12 Months)             $5,508,246.00

                  As used in this Agreement, "EBITDA" means for any period, the sum of the Company's consolidated (i) net income for such period determined in accordance with GAAP, plus (ii) interest expense for such period, plus (iii) charges for federal, state, local and foreign income taxes, plus (iv) depreciation, amortization expense and non-cash charges, extraordinary losses and any other non-recurring expenses during such period, minus non-cash gains, extraordinary gains and any other non-recurring income during such period.

4.22 Subsidiary Compliance. As used in this Section 4.22, "Subsidiary" means any business enterprise, including, without limitation, any corporation, limited liability company, partnership or other entity owned or controlled by the Company. For the purposes of this definition, "control" of such entity means the power, directly or indirectly, to vote 10% or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

         The Company will cause each Subsidiary to comply with the terms of the following covenants:

         (a) Payment of Taxes and Claims. Each Subsidiary will pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law may become a lien or encumbrance upon any of such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by such Subsidiary, by appropriate proceedings diligently instituted and conducted, without danger of any material risk to any of such Subsidiary's property or assets or the interest of the Administrative Agent or the Banks therein, without any of the same becoming a lien upon such property or assets, and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor.

         (b) Maintenance of Properties and Existence. Each Subsidiary shall (a) maintain its property in good condition and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as are customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation or limited liability company, as applicable, duly organized and existing and in good standing under the laws of the state of its organization; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has or is likely to have a Material Adverse Effect.

         (c) Sale of Assets, Merger, Subsidiaries, Tradenames, Conduct of Business. No Subsidiary will (a) except in the ordinary course of business or upon the prior written consent of the Administrative Agent and the Required Banks (as hereinafter defined), sell, transfer or otherwise dispose of any personal property asset in any fiscal year having a value in excess of $25.00, sell, transfer or otherwise dispose of personal property assets in one or more transactions in any fiscal year having an aggregate value that, when added to all dispositions of personal property assets by such Subsidiary, the Company and all other Subsidiaries during such fiscal year, exceeds $50.00 in the aggregate, or sell, transfer or otherwise dispose of any real estate; (b) except upon the prior written consent of the Administrative Agent and the Required Banks, consolidate or merge with, enter into partnerships or joint ventures with or make investments in any person or entity, or permit any person or entity to consolidate with or merge into it, or acquire all or substantially all of the stock, beneficial interests, assets or business of any person or entity; or (c) conduct business under any tradenames except upon 30 days' prior written notice to and the delivery of any documents or instruments reasonably requested by the Administrative Agent.

                  Except as disclosed in Schedule 4.3 attached hereto, no Subsidiary has any subsidiaries and each Subsidiary conducts business only in the name of such Subsidiary. No Subsidiary shall engage in any business other than the business engaged in by such Subsidiary on the date hereof and any business or activities which are substantially similar or related thereto, or derived therefrom, without the prior written consent of the Administrative Agent and the Required Banks.

         (d) Negative Pledge. No Subsidiary will cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its real property or personal property, whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except: (a) Customary Permitted Liens; (b) liens as set forth in Schedule 4.4 attached to this Agreement; and (c) liens in connection with secured borrowings permitted by Subsection 4.22(e) below. In addition, no Subsidiary will grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 4.22(d) in favor of any other lender, creditor or third party.

         (e) Other Borrowings and Contingent Liabilities. Except for (a) the Loans, (b) loans from Affiliates that are subordinated to the Loans on terms and conditions satisfactory to the Administrative Agent, (c) the existing indebtedness set forth in Schedule 4.5 attached hereto, (d) capitalized lease agreements that, in aggregate face amount (on a consolidated basis with the Company and all other Subsidiaries), do not exceed the sum of $100,000.00, (e) purchase money financing transactions secured by the item or items being purchased in an amount not to exceed the purchase price of such item or items that, in the aggregate (on a consolidated basis with the Company and all other Subsidiaries), do not exceed the sum of $50,000.00 in any one fiscal year, and (f) unsecured trade payables and normal operating accruals incurred in the ordinary course of such Subsidiary's business, no Subsidiary will (i) create or incur or permit to exist extensions of credit or indebtedness, including, without limitation, any indebtedness for borrowed money or advances, letters of credit, or capitalized lease agreements or (ii) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for those accommodation obligations, guaranties, or contingent liabilities disclosed in Schedule 4.5 attached hereto.

         (f) Compliance with Laws. Each Subsidiary will comply in all material respects with all applicable laws, including ERISA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of taxes, and obtain and keep in force any and all government approvals necessary to the ownership of such Subsidiary's properties or the conduct of such Subsidiary's business, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect.

         (g) Sale of Accounts; No Consignment. No Subsidiary will sell, assign, or encumber, except to the Administrative Agent for the ratable benefit of the Banks, any of its accounts or notes receivable. No Subsidiary will permit any of its inventory to be sold or transferred on consignment or acquire or possess any of its inventory on consignment. This Section 4.22(g) shall not apply to Meta Holdings, LLC and/or Meta Management, LLC to the extent that compliance with the terms hereof would cause Meta Holdings, LLC and/or to Meta Management, LLC to default under any agreements executed by either or both of them in connection with the $19,000,000.00 term credit facility identified in
         Schedule 4.5 attached hereto.

         (h) Transactions With Affiliates. After the date hereof, no Subsidiary shall directly or indirectly enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates, shareholders or any Affiliates of either of the foregoing, on terms that are less favorable to such Subsidiary than those which might be obtained at the time from persons or entities who are not affiliated with such Subsidiary or its shareholders.

         (i) Environmental Compliance and Indemnification. Each Subsidiary shall indemnify the Administrative Agent and the Banks, and each of them, and shall hold the Administrative Agent and the Banks, and each of them, harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about such Subsidiary's premises (whether by such Subsidiary or any employees, agents, contractors or subcontractors of such Subsidiary or any predecessor in title or any third persons occupying or present on such premises), or the breach of any of the representations and warranties regarding such premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of such premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Administrative Agent and the Banks, or any of them, in connection with clauses (a), (b) and (c) including, but not limited to, reasonable attorneys' fees. No Subsidiary will permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on such premises to generate, manufacture, store, dispose or release on, about or under such premises any Hazardous Substances in a manner which would result in such premises not complying with the Environmental Laws in any material respect.

                  The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Administrative Agent and the Banks, or any of them, or (ii) relate to Hazardous Substances placed or disposed of on such premises after the Administrative Agent and the Banks, or any of them, acquires title to such premises through foreclosure or otherwise.

                  This Section 4.22(i) shall not apply to Meta Holdings, LLC and/or Meta Management, LLC to the extent that compliance with the terms hereof would cause Meta Holdings, LLC and/or to Meta Management, LLC to default under any agreements executed by either or both of them in connection with the $19,000,000.00 term credit facility identified in Schedule 4.5 attached hereto.

4.23     [Intentionally Deleted.]


FINANCIAL INFORMATION AND REPORTING; REGULATORY REPORTS.


Financial Information and Reporting. The Company shall deliver the following to the Administrative Agent and to each of the Banks:

         (a) On or before the last day of each month, internal financial statements (for the preceding month) of the Company, on a consolidated basis and prepared in accordance with GAAP, including a balance sheet and statements of income and surplus, and statement of cash flows (presentations to include year-to-date results), with reporting by site and on a consolidated basis for income statements and with reporting as either "domestic" or "foreign" and on a consolidated basis for balance sheets, and with period/prior-year comparisons and comparisons to budget required, such statements to be certified by the Company's president, chief financial officer or chief operating officer (each a "Financial Officer") as fairly representing the Company's financial condition as of the end of such period;

         (b) On a daily basis, a statement setting forth and certifying the calculation of the Borrowing Base and cash receipts and disbursement reports, all of the foregoing to be certified by a Financial Officer and to be in the form of Exhibit C attached hereto or in such other form and of such content as may be satisfactory to the Administrative Agent and the Banks;

         (c) On or before the 15th day of each month, reports (for the preceding month) concerning accounts receivable and payable agings, accounts receivable reconciliations and inventory listings, all of the foregoing to be certified by a Financial Officer and to be in such form and of such content as may be satisfactory to the Administrative Agent and the Banks;

         (d) Within 30 days after the end of each month, a statement in substantially the form of Exhibit D attached hereto signed by a Financial Officer certifying the compliance of the Company with the terms of this Agreement, and specifically certifying the compliance by the Company with the terms of Sections 4.19 and 4.21 of this Agreement;



         (e) Not later than March 31, 2002 with respect to the Company's fiscal year ending December 31, 2001, audited, unqualified, consolidated financial statements of the Company (with unaudited consolidating schedules and by site) prepared in accordance with GAAP and certified by Deloitte & Touche, LLP or any other nationally recognized accounting firm reasonably satisfactory to the Administrative Agent, containing a balance sheet, statements of income and shareholder's equity, statements of cash flows and reconciliation of retained earnings (with reporting by site and on a consolidated basis for income statements and with reporting as either "domestic" or "foreign" and on a consolidated basis for balance sheets, and period/prior-year comparisons), together with any management letters written by such accountants (notwithstanding the foregoing dates, such management letters shall be delivered to the Administrative Agent and the Banks within 48 hours of the Company's receipt of the same);

         (f) Promptly after the filing or submission thereof, a copy of each financial statement and each periodic and other report sent to shareholders of the Company, as well as a copy of each registration statement and other filing made by the Company with the Securities and Exchange Commission;

         (g)      [Intentionally Deleted.]

         (h) Immediately upon becoming aware of the existence of any Event of Default or breach of any term or conditions of this Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

         (i)      [Intentionally Deleted.]

         (j) On or before Monday of each week, a rolling thirteen-week cash flow projection for the succeeding thirteen-week period, which projection shall reflect cash receipts by major categories, disbursements in line item detail, and such other information as may be reasonably required by the Administrative Agent, such projections to include a comparison of the preceding week's actual cash flow to the most recent projection provided by the Company;

         (k)      [Intentionally Deleted.]

         (l) On or before the 20th day of each month, preliminary internally prepared financial statements of the Company for the preceding month, on a consolidated and consolidating basis and prepared in accordance with GAAP, including a balance sheet and statements of income and surplus and cash flows, with comparisons to the projections most recently provided to the Administrative Agent, such financial statements to be certified by a Financial Officer as of the end of such period;

         (m)      [Intentionally Deleted.]

         (n) At the request of the Administrative Agent, such other information as the Administrative Agent may from time to time reasonably require, in form and substance satisfactory to the Administrative Agent.


Regulatory Reports. The Company shall send to the Administrative Agent and to each of the Banks written notice of any material filings required to be filed by any regulatory authority having jurisdiction over the Company, such notice to be sent within 10 days after such filing is due to be filed.


DEFAULT.


Events of Default. Each of the following shall constitute an "Event of Default" hereunder: (a) the Company's failure to make any payment of principal, interest or any other sum due and payable under any Note executed in connection with this Agreement on or before the date such payment is due; (b) the Company's failure to perform or observe any agreement, term or covenant contained in Sections 1, 2, 4 or 5 of this Agreement, or any term or covenant in any security agreement, mortgage, lockbox agreement, cash collateral agreement or controlled disbursement account agreement, or any Guarantor's failure to perform or observe any covenant contained in its agreement of guaranty or in any security agreement, mortgage, lockbox agreement, cash collateral agreement or controlled disbursement account agreement; (c) the Company's failure to comply with any other provision of this Agreement or any provision contained in any other agreement in favor of the Administrative Agent or the Banks, and such failure continues for more than 10 days after such failure shall first become known to any officer of the Company; (d) any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect, or any warranty, representation or other statement by or on behalf of any Guarantor contained in its agreement of guaranty or in any instrument furnished in compliance therewith or in reference thereto is false or misleading in any material respect; (e) the Company or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted by the Company or any Guarantor, or bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted against the Company or any Guarantor which are not stayed or dismissed within 60 days; (g) a final judgment or judgments for the payment of money aggregating in excess of $100,000.00 is or are outstanding against the Company or any Guarantor and any such judgment or judgments have not been discharged in full or stayed; (h) the occurrence of any event which allows the acceleration of the maturity of any indebtedness of the Company or any Guarantor to the Administrative Agent, the Banks, or any of them, or any affiliates of the Administrative Agent or the Banks (including, without limitation, Banc One Leasing Corporation), or any other person, corporation or entity under any indenture, agreement or undertaking in excess of $250,000.00 in the aggregate; (i) the default by, or dissolution of, any Guarantor or any insurer or other surety for the Company with respect to any obligation or liability to the Administrative Agent, the Banks, or any of them; (j) the suspension, termination or adverse restriction of any license, permit or privilege necessary or useful in the operation of the business of the Company or any Guarantor, which has or is likely to have a Material Adverse Effect; or (k) the Administrative Agent, upon the consent of the Required Banks, for any reason in good faith deems itself insecure with respect to the repayment of the Obligations.


Default Remedies. If an Event of Default exists, the Administrative Agent, upon the consent of the Required Banks, may immediately exercise any right, power or remedy permitted to the Administrative Agent or any of the Banks by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all Notes then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.


THE ADMINISTRATIVE AGENT.


Appointment. Each Bank hereby designates and appoints Huntington to act as Administrative Agent for such Bank under this Agreement and under any instrument, document and agreement executed in connection herewith (collectively, the "Loan Documents"). Each Bank hereby irrevocably authorizes the Administrative Agent to execute the Loan Documents and any other documents or agreements related thereto and to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are incidental thereto, and the Administrative Agent shall hold all collateral, payments of principal and interest, fees (except for agency fees), charges and collections, received pursuant to this Agreement, for the benefit of the Banks as provided herein. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or such greater proportion of the Banks as shall be required hereunder; provided, however, that the Administrative Agent shall not be required to take any action which might expose the Administrative Agent to liability or which is contrary to any of the Loan Documents or applicable law unless the Administrative Agent is furnished with an indemnification satisfactory to the Administrative Agent with respect thereto. "Required Banks" means, at any time, the Banks holding more than 66.67% of the principal amount of the Term Loan outstanding at such time and more than 66.67% of the then aggregate amount of the Loan Commitments for the Revolving Loan in effect at such time; provided, however, that, in the event any of the Banks shall have failed to fund its Pro Rata Share (as hereinafter defined) of any Revolving Loan requested by the Company which the Banks are obligated to fund under the terms hereof, and any such failure has not been cured, then for so long as such failure continues, "Required Banks" means those Banks (excluding any Banks whose failure to fund its respective Pro Rata Share of the Revolving Loan has not been so cured) whose Pro Rata Shares represent more than 66.67% of the aggregate Pro Rata Shares of such Banks; provided, further, however, that, in the event that the maturity of the Loans has been accelerated pursuant to the terms hereof, "Required Banks" means the Banks (without regard to such Banks' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of the Obligations existing or arising with respect to the Loans are greater than 66.67%. The provisions of this Section 7 are solely for the benefit of the Administrative Agent and the Banks, and the Company shall not have any right to rely on or enforce any of the provisions hereof, except as expressly set forth herein. In performing its functions and duties hereunder, the Administrative Agent shall act solely as Administrative Agent of the Banks and does not assume and should not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company.

Nature of Duties, Exculpation. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents has made any representations or warranties, express or implied, nor shall be (a) liable to any Bank for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross negligence, as determined in a final, non appealable judgment by a court of competent jurisdiction, or (b) responsible in any manner to any Bank for any recitals, information, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, execution, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Loan Documents or the financial condition or creditworthiness of the Company or for any failure of the Company to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any of the Loan Documents, or to inspect the properties, books or records of the Company. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.


Lack of Reliance on the Administrative Agent and Resignation. Independently and without reliance upon the Administrative Agent, each Bank has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Company in connection with the making and the continuance of the Loans hereunder and the taking or refraining from taking of any action in connection herewith, and (b) its own credit analysis or appraisal of the creditworthiness of the Company. In addition, each Bank has reviewed and approved the form and substance of each of this Agreement and the Loan Documents. Except with respect to the information to be provided to the Administrative Agent in accordance with Section 8.2 of this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, or the financial condition or creditworthiness of the Company, or the existence of any Event of Default or any condition, event or act that, with notice or lapse of time or both, would constitute such an Event of Default.

         The Administrative Agent may resign on 30 days' prior written notice to the Banks, and upon such resignation, the Required Banks shall designate a successor Administrative Agent. Any such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative

Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent. After any Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 7.3 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


Right to Request Instructions. Subject to the provisions of this Agreement, if the Administrative Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or such greater proportion of the Banks as shall be required hereunder, and the Administrative Agent shall not incur liability to any Bank or any other party by reason of so refraining. Without limiting the foregoing, none of the Banks shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Banks or such greater proportion of the Banks as shall be required hereunder.


Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, affidavit, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and, with respect to all legal matters pertaining to this Agreement or the Loan Documents and its duties hereunder, upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent.


Relations Among Banks. Each Bank agrees that except as provided herein and/or in a certain Intercreditor Agreement executed by and among the Administrative Agent and the Banks and dated of even date herewith, it shall not take any legal action, nor institute any actions or proceedings, against the Company or any other obligor hereunder or with respect to any collateral without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, no Bank may accelerate or otherwise enforce its portion of the Obligations, or terminate its commitment to make advances except in accordance with Section 1 or pursuant to a setoff permitted under Section 7.7.


Concerning the Collateral and the Loan Documents.

         (a) Protective Advances. The Administrative Agent may from time to time, after the occurrence and during the continuance of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect any collateral (or any portion thereof) for the Loans given by the Company or any Guarantor (the "Collateral") or to enhance the likelihood or maximize the amount of repayment of the Loans ("Protective Advances"). The Administrative Agent shall notify the Company and each Bank in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Company agrees to pay to the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the Prime Rate plus 650 basis points from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Company fails to make payment in respect of any Protective Advance within one Business Day after the date the Company receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Bank, and each Bank agrees that it shall thereupon make available to the Administrative Agent, in U. S. dollars in immediately available funds, the amount equal to such Bank's Pro Rata Share of such Protective Advance. If such funds are not made available to the Administrative Agent by such Bank within one Business Day after the Administrative Agent's demand therefor, the Administrative Agent shall be entitled to recover any such amount from such Bank together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Bank to make available to the Administrative Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Bank of its obligation hereunder to make available to the Administrative Agent such other Bank's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Bank to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Company.

                  "Federal Funds Rate" means, for any period, a variable rate of interest per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Huntington from three Federal Funds brokers of recognized standing selected by Huntington.

         (b) Authority. Each Bank authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Banks. Each Bank agrees that any action taken by the Administrative Agent or the Required Banks (or, where required by the express terms hereof, a different proportion of the Banks) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Required Banks (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any Guarantor; (iii) act as collateral agent for the Banks for purposes of the perfection of all security interests and liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs each Bank to act as collateral sub-agent for the Administrative Agent and the Banks for purposes of the perfection of all security interests and liens with respect to the respective deposit accounts of the Company and any Guarantor maintained with, and cash and cash equivalents held by, such Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and
         (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

         (c) Release of Collateral. (i) Each of the Banks hereby directs the Administrative Agent to release any lien held by the Administrative Agent for the benefit of the Banks:

                  (A) against all of the Collateral, upon final payment in full of the Obligations and termination hereof; and

                  (B) [Intentionally Deleted.]

                  (C) against any part of the Collateral sold or disposed, if such sale or disposition is permitted by the Loan Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by the Loan Documents) or, if not pursuant to such sale or disposition, against any other part of the Collateral if such release is consented to by the Banks whose Pro Rata Shares, in the aggregate, are equal to or greater than 66.67%;

         (ii) Each of the Banks hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.7(c) promptly upon the effectiveness of any such release.

         (d) Confirmation by Banks. Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Banks (as set forth in Section 7.7(c) above), each Bank agrees to confirm in writing, upon request by the Company, the authority to release Collateral conferred upon the Administrative Agent under clauses (A) and (B) of Section 7.7(c) above. So long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Banks of the Administrative Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the liens upon such Collateral granted to the Administrative Agent for the benefit of the Banks; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any liens upon (or obligations of the Company in respect of) all interests retained by the Company, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (e) No Obligation. The Administrative Agent shall not have any obligation whatsoever to any Bank or to any other person to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered or that the liens granted to the Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 7.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interests in the Collateral as one of the Banks and that the Administrative Agent shall not have any duty or liability whatsoever to any Bank.


Setoff. In addition to any liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence of any Event of Default, each Bank and any affiliate of any Bank is hereby authorized by the Company at any time or from time to time, without notice to any person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts) and any other indebtedness at any time held or owing by such Bank or any of their affiliates to or for the credit or the account of the Company against and on account of the Obligations of the Company to such Bank or any affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection herewith, irrespective of whether (i) such Bank shall have made any demand hereunder, or
(ii) the Administrative Agent, at the request or with the consent of the Required Banks, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 6 and even though such Obligations may be contingent or unmatured. To the extent permitted by applicable law, the aforesaid right of set off may be exercised by such Bank against the Company or against any trustee in bankruptcy, custodian, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or against any such trustee in bankruptcy, custodian, debtor-in-possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that any such right of set off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.


Ratable Sharing. The Banks agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 1.3(b) (Fronting Fee only), 2.14 (Agent's Fee, Facility Commitment Fee and any other fee thereunder not owing to all Banks, only), equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of any right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding the fees described in Sections 1.3(b) (Fronting Fee only), 2.14 (Agent's Fee, Facility Commitment Fee and any other fee thereunder not owing to all Banks, only), and (ii) if any of them shall by voluntary payment or by the exercise of any right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Bank is entitled to receive hereunder, the Bank receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 7.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 7.8, the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.


Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Company, each Bank will reimburse and indemnify the Administrative Agent in proportion to its Commitment Percentage for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which at any time (including, without limitation, at any time following the payment of the Loans) may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement, the Loan Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent in any such capacity thereunder or in connection therewith; provided that, the Banks shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's willful misconduct or gross negligence, as determined in a final, non-appealable judgment by a court of competent jurisdiction.


The Administrative Agent in its Individual Capacity. Huntington and its affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking, trust or other business with the Company, and receive payment on such loans or extensions of credit or otherwise act with respect thereto fully and without accountability to the Banks in the same manner as if Huntington or any of its affiliates were not acting as the Administrative Agent pursuant hereto. None of the other Banks shall have an interest in any property taken as collateral or security for any of such other loans or extensions of credit made by Huntington or any of its affiliates, or in any property in Huntington's possession or control for any of such other loans or extensions of credit, or in any deposit held or other indebtedness owing by Huntington or its affiliates, which may be or become collateral for or otherwise available for payment of the Loans by reason of a general description of secured obligations contained in any security agreement or other instrument held by Huntington, or its affiliates, or by reason of the right of set-off, counterclaim or otherwise, except that if such property, deposit or indebtedness or the proceeds thereof shall be applied in reduction of the Loans, each Bank shall be entitled to its pro rata percentage of such application. Huntington shall have no obligation to make any claim against, or assert any lien upon or right of set off against, any such property held by Huntington.


Amendment and Modifications. The Administrative Agent, upon the consent of the Required Banks and subject to the provisions of this Section 7.12, may from time to time enter into written amendments or supplemental agreements to this Agreement, or the Loan Documents executed by the Company, for the purpose of adding or deleting any provisions, or otherwise changing, varying or waiving in any manner the rights of the Banks, the Administrative Agent or the Company thereunder or the conditions, provisions or terms thereof, or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such amendment or supplemental agreement without the consent of all the Banks shall: (a) extend the maturity of any of the Loans, (b) increase the principal amount of any of the Loans, (c) decrease the rate or rates of interest thereon or any fee payable by the Company to the Administrative Agent or the Banks pursuant to this Agreement (except pursuant to the terms of this Agreement), (d) alter, amend or modify this Section 7.12, (e) release any Guarantor (except pursuant to the terms of the applicable guaranty agreements, or release all or substantially all of the Collateral (except pursuant to the terms of any security agreement or mortgage), or (f) alter the meaning of the term Required Banks. The rights and duties of the Administrative Agent may be changed upon the consent of the Required Banks, but only if the Administrative Agent consents to such change. Any such amendment or supplemental agreement shall be binding upon the Company, the Banks and the Administrative Agent, and any of them. No waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

Commitment Percentage. "Commitment Percentage" means 60% of the Loans in respect of Huntington, and 40% of the Loans in respect of Bank One, NA.


Pro Rata Treatment and Payments. Each borrowing or extension of credit hereunder and each payment (including each prepayment) by the Company, of principal, interest, and fees (excluding the fees described in Sections 1.3(b) (Fronting Fee only), 2.14 (Agent's Fee, Facility Commitment Fee and any other fee thereunder not owing to all Banks, only) provided for in this Agreement shall be made or applied Pro Rata pursuant to the Commitment Percentage of each of the Banks.


Funding of Advances. On or before the closing of the Loans or any later date when funds are to be disbursed to the Company pursuant to the Loans, each Bank shall deposit with the Administrative Agent its Pro Rata Share, in accordance with its Commitment Percentage (the "Pro Rata Share"), of the amount of the disbursement, in funds available for immediate use, no later than 1:00 p.m. Columbus, Ohio time on the same day on which the advance is made, provided, however, that the Administrative Agent shall use its best efforts to give each Bank advance notice of such funding request no later than 4:00 p.m., Columbus, Ohio time (i) on the Business Day immediately preceding the day of the advance with respect to advances under the Revolving Loan and, (ii) three Business Days immediately preceding the day of the advance with respect to other types of advances. In the event any Bank fails or refuses to deposit with the Administrative Agent the amounts required herein, then the Administrative Agent, without limitation, shall be entitled to pursue all remedies and rights permitted by this Agreement, law, or equity and further shall be entitled to, but not be required to, do all or any of the following: (a) fund such Bank's Pro Rata Share of the disbursement, (b) accrue interest on any unpaid amount of such Bank at the Federal Funds Rate, (c) withhold from such Bank all interest, principal, fees and late charges attributable to such Bank's Pro Rata Share thereof through the date such Bank funds its Pro Rata Share thereof and pays the interest due thereon, plus any additional cost or expense, including, without limitation, reasonable attorneys' fees, incurred by the Administrative Agent as a result of such Bank's failure to pay, and (d) offset against such Bank's Pro Rata Share all sums received by the Administrative Agent in connection with the Loans until reimbursed by the Bank that failed or refused to make such payment.


Successors and Assigns.

         (a) General Terms. The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Company, the Banks, and the Administrative Agent and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under this Agreement and the Loan Documents, and (ii) any assignment by any Bank must be made in compliance with Section 7.16(c). Notwithstanding clause (ii) of the preceding sentence, any Bank may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal

         Reserve Bank shall release the transferor Bank from its obligations hereunder. The Administrative Agent may treat the entity which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such entity complies with Section 7.16(c) in the case of an assignment thereof or, in the case of any other transfer to which the Administrative Agent has consented or which has occurred by operation of law, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of this Agreement and the Loan Documents. Any request, authority or consent of any entity, which at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         (b)      Participations.

                  (1) Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment Percentage of such Bank, any Pro Rata Share of such Bank or any other interest of such Bank under this Agreement or the Loan Documents; provided, however, that so long as Huntington is the Administrative Agent, Huntington shall retain for its own account an interest of not less than 25% of its original Loan Commitment, exclusive of interest, fees and other charges. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement and the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loan and the holder of any Note issued to it in evidence thereof for all purposes under this Agreement and the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the Loan Documents.

                  (2) Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement and the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment Percentage in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment Percentage, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment Percentage, or releases any Guarantor.

                  (3) Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 7.8 in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to such Participant as a Bank under this Agreement and the Loan Documents; provided, however, that each Bank shall retain the right of setoff provided in Section 7.8 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 7.8, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 7.9 as if each Participant were a Bank.

         (c)      Assignments.

                  (1) Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (each a "Purchaser") all or any part of its rights and obligations under this Agreement and the Loan Documents; provided, however, that each assignment shall be in an amount of not less than $1,000,000.00; and, provided further, however, that so long as Huntington is the Administrative Agent, Huntington shall retain for its own account an interest of not less than 25% of its original Loan Commitment, exclusive of interest, fees and other charges. Such assignment shall be substantially in such form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an affiliate thereof. Such consent shall not be unreasonably withheld or delayed.

                  (2) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment setting forth such information as the Administrative Agent may reasonably require to accommodate such assignment (a "Notice of Assignment"), together with any consents required by Section 7.16(c)(1), and (ii) payment of a $3,000.00 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under this Agreement and the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Commitment Percentage and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 7.16(c), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitment Percentages, as adjusted pursuant to such assignment.

         (d) Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other entity acquiring an interest in this Agreement and the

         Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company, including, without limitation, any information provided by the Company as required under this Agreement; provided that each Transferee and prospective Transferee agrees to be bound by Section 8.3 of this Agreement.


MISCELLANEOUS.


Notices. All communications under this Agreement or under the Notes, instruments, agreements or other documents executed pursuant hereto shall be in writing and shall be mailed by certified mail, postage prepaid, by telecopier, or by commercial overnight courier:

(a) If to the Administrative Agent or to any of the Banks, at the following address, or at such other address as may have been furnished in writing to the Company by the Administrative Agent:

The Huntington National Bank
41 South High Street
Huntington Center
Columbus, Ohio  43215
Attn.:  David F. Isler, Senior Vice President
Fax:  614-480-3795
Confirm:  614-480-4496

With a copy to:

Bank One, NA
100 East Broad Street
Columbus, Ohio  43215
Attn.:  Michael A. Reeves, First Vice President
Fax:  614-248-6438
Confirm:  614-248-6493

And to:

Jack R. Pigman, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio  43215
Fax:  614-227-2100
Confirm:  614-227-2119

(b) If to the Company, at the following address, or at such other address as may have been furnished in writing to the Administrative Agent by the Company:

Metatec International, Inc.
7001 Metatec Boulevard
Dublin, Ohio  43017
Attn:  Julia A. Pollner, Senior Vice President, Finance
Fax:  614-791-3771
Confirm:  614-718-4527

With a copy of any notice given by the Company pursuant to Section 5.1(h) to:

Baker & Hostetler LLP
65 East State Street, Suite 2100
Columbus, Ohio 43215
Attn:  Gary A. Wadman, Esq.
Fax:  614-462-2616
Confirm:  614-462-2678

         Any notice so addressed and mailed by registered or certified mail shall be deemed to be given on the third Business Day next following the postmark dated which it bears; or by overnight courier shall be deemed to be given when delivered; and any notice sent by telecopier shall be deemed to be given when confirmed.


Access to Accountants. The Company hereby authorizes its certified public accountants to provide to the Administrative Agent, for the benefit of the Banks, any and all information that the Administrative Agent reasonably requests from time to time with regard to the Company, and to discuss with the Administrative Agent from time to time any and all matters relating to the Company; provided, however, that if the Administrative Agent requests financial or material information in writing or verbally from such accountants, such accountants shall contemporaneously provide a copy of such correspondence to a Financial Officer or shall inform a Financial Officer of the Company. In furtherance of the foregoing, the Company hereby waives any privilege or claim of confidentiality to the extent such might otherwise prevent the Company's accountants from providing such information to the Administrative Agent or discussing such matters with the Administrative Agent. Notwithstanding the foregoing, to the extent that any such request by the Administrative Agent results in a fee for services charged to the Company, the Company does not so authorize such request without prior notification.


Confidentiality. The Administrative Agent and each Bank shall hold all non-public information identified as such by the Company in accordance with the Administrative Agent's or such Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, but may make disclosures reasonably required by a Bank in connection with the contemplated co-lending arrangement or participation, as the case may be, or as required by any governmental authority or any representative thereof, or as required pursuant to any legal process, or on a confidential basis to its accountants, lawyers and other advisors.

Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Administrative Agent or any of the Banks at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any of the Banks, may be reproduced by the Administrative Agent or any of the Banks by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Administrative Agent and the Banks, or any of them, may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Administrative Agent or any of the Banks in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


Survival, Successors and Assigns. All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Administrative Agent and the Banks, and each of them, and shall survive the closing of the Loans regardless of any investigation made by the Administrative Agent or the Banks, or any of them, on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.


Amendment and Waiver, Duplicate Originals. All references to this Agreement shall also include all amendments, extensions, renewals, modifications, and substitutions thereto and thereof. Subject to the provisions of Section 7.12 herein, this Agreement may be amended, and the observance of any term of this Agreement may be waived only in writing executed by the Company and the Administrative Agent; provided, however that nothing herein shall change the Administrative Agent's sole discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by the Administrative Agent or the Banks, or any of them, in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.


Uniform Commercial Code and Generally Accepted Accounting Principles. Unless the context otherwise requires, or terms are defined in this Agreement, all terms used herein which are defined in the Uniform Commercial Code as enacted in Ohio shall have the meaning stated therein, and all accounting terms shall be determined in accordance with GAAP. The fiscal year of the Company begins on January 1, and ends on December 31, and if the Company elects to change its fiscal year, the Company shall provide written notice of such change to the Administrative Agent within 30 days of such election.


Enforceability and Governing Law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Administrative Agent or the Banks, or any of them, in exercising any right shall operate as a waiver of such right or any other right. All of the rights and remedies of the Administrative Agent and the Banks, and each of them, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Company agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.


Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


Advertising. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Administrative Agent and the Banks shall not advertise or otherwise disclose for marketing purposes the extent and nature of the credit extended or to be extended and other services provided to the Company by the Administrative Agent and the Banks in connection with or relating in any way to the Loans.

[Intentionally Deleted.]


No Consequential Damages; Release. No claim may be made by the Company, or any of its officers, directors, or agents against the Administrative Agent and the Banks, or any of them, or any of their respective affiliates, directors, officers, employees, attorneys or agents for any special, indirect, punitive, or consequential damages in respect of any breach or wrongful conduct (whether the claim there for is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         The Company, for itself and for its affiliates and subsidiaries, and for their respective directors, officers, employees, agents, representatives and attorneys, hereby releases, acquits and forever discharges the Administrative Agent and the Banks, and each of them, and their respective past and present stockholders, affiliates, subsidiaries, directors, officers, employees, agents, representatives and attorneys, from any and all claims, demands, actions, causes of action, liabilities, obligations, losses, damages, penalties, judgments, suits, debts, liens, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and related disbursements), known or unknown, fixed or contingent, which the Company may have or claim to have now or which may hereafter arise out of or connected with any act or omission of the Administrative Agent and the Banks, or any of them, existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement.


Indemnity. The Company shall indemnify the Administrative Agent, the Banks, and each of them, from and against any and all claims, demands, actions, causes of action, liabilities, obligations, losses, damages, penalties, judgments, suits, debts, liens, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and related disbursements) which may be imposed on, incurred by, or asserted against the Administrative Agent, the Banks, or any of them, in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any third person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Administrative Agent or any of the Banks is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction.

Conditions Precedent to Subsequent Extensions of Credit. The obligation of Banks to make any disbursement, advance or other extension of credit subsequent to the initial disbursement, advance, or extension of credit under the Loans, of any portion of any of the Loans is subject to all the conditions and requirements of this Agreement and delivery of the following required documents, or other action, all of which are conditions precedent:

         (a) Compliance. The Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it.

         (b) Continuation of Representations and Warranties: The representations and warranties herein contained shall be true, with the same effect as though such representations and warranties had been made at the time of the making of such advance or extension of credit, and any request for an advance or extension of credit hereunder shall be deemed a representation and warranty of same.


Termination.

         This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and assigns of the Company, the Administrative Agent and each Bank, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date, unless sooner terminated under the terms of this Agreement. Subject to the provisions hereof, the Company may terminate this Agreement at any time upon five Business Days' prior written notice and upon payment in full of all Obligations existing hereunder.

         The termination of this Agreement shall not affect the Company's or the Administrative Agent's or any Bank's rights, or any of the Obligations arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The rights granted to the Administrative Agent and the Banks hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the Loan Commitments or the fact that the Loans may from time to time be temporarily in a zero or credit position, until all of the Obligations of the Company have been paid in full after the termination of this Agreement or the Company has furnished the Administrative Agent and the Banks with an indemnification satisfactory to the Administrative Agent with respect thereto.

         All representations and warranties made herein and all obligations of the Company in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof, the making and repayment of the Loans, and the termination hereof, and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the Banks may have come into possession or control of any of the Company's property; provided, however, all representations and warranties of the Company shall terminate when all Obligations (other than indemnities not then due) have been paid in full and this Agreement has been terminated.

Index of Definitions.

         "Account Debtor" is defined in Section 1.3.
         "Administrative Agent" is defined in the preamble.
         "Affiliate" is defined in Section 4.11.
         "Agent's Fee" is defined in Section 2.14.
         "Agreement" is defined in the preamble.
         "Bank" and "Banks" are defined in the preamble.
         "Benefit Plan" is defined in Section 3.10.
         "Borrowing Base" is defined in Section 1.3.
         "Business Day" is defined in Section 1.3.
         "Collateral" is defined in Section 7.7.
         "Commitment Fee" is defined in Section 2.14.
         "Commitment Percentage" is defined in Section 7.13.
         "Company" is defined in the preamble.
         "Contra" is defined in Section 1.3.
         "Customary Permitted Liens" is defined in Section 4.4.
         "Dublin Office and Warehouse Complex in Section 4.3.
         "EBITDA" is defined in Section 4.21.
         "Eligible Domestic Accounts" is defined in Section 1.3.
         "Eligible Domestic Inventory" is defined in Section 1.3.
         "Eligible Domestic Machinery and Equipment" is defined in Section 1.3. "Environmental Laws" is defined in Section 3.13.
         "ERISA" is defined in Section 3.10.
         "ERISA Affiliate" is defined in Section 3.10.
         "Event of Default" is defined in Section 6.1.
         "Facility Commitment Fee" is defined in Section 2.14.
         "Federal Funds Rate" is defined in Section 7.7.
         "Financial Officer" is defined in Section 5.1.
         "Fronting Fee" is defined in Section 1.3.
         "GAAP" is defined in Section 3.5.
         "Guarantor" and "Guarantors" are defined in Section 2.17.
         "Hazardous Substances" is defined in Section 3.13.
         "Huntington" is defined in the preamble.
         "Interest Payment Date" is defined in Section 2.6.
         "Internal Revenue Code" is defined in Section 3.10.
         "IRS" is defined in Section 3.10.
         "Loan Agreement" is defined in the preamble.
         "Loan Commitment" is defined in Section 1.2.
         "Loan Documents" is defined in Section 7.1.
         "Loans" is defined in Section 1.1.
         "Material Adverse Effect" is defined in Section 3.1.
         "Multiemployer Plan" is defined in Section 3.10.
         "Notes" is defined in Section 1.4.
         "Notice of Assignment" is defined in Section 7.16.
         "Obligations" is defined in Section 2.16.

         "Participant" is defined in Section 7.16.
         "PBGC" is defined in Section 3.10.
         "Plan" is defined in Section 3.10.
         "Premises" is defined in Section 3.13.
         "Prime Rate" is defined in Section 2.1.
         "Pro Rata Share" is defined in Section 7.15.
         "Protective Advances" is defined in Section 7.7.
         "Purchaser" is defined in Section 7.16.
         "Reduced Earnings" is defined in Section 2.7.
         "Regulatory Requirement" is defined in Section 2.7.
         "Required Banks" is defined in Section 7.1.
         "Revolving Loan" is defined in Section 1.1.
         "Revolving Note" is defined in Section 1.3.
         "Sub-Facility" is defined in Section 1.3.
         "Sub-Facility Letters of Credit" is defined in Section 1.3. "Subsidiary" is defined in Section 4.22.
         "Tangible Net Worth" is defined in Section 4.12.
         "Term Loan" is defined in Section 1.1.
         "Term Note" is defined in Section 1.4.
         "Termination Date" is defined in Section 1.3.
         "Termination Event" is defined in Section 3.10.
         "Transferee" is defined in Section 7.16.


         Each of the parties has signed this Agreement as of the date set forth in the preamble.

                                    COMPANY:

                                    METATEC INTERNATIONAL, INC.
                                    an Ohio corporation

                                    By:      /s/ Julia A. Pollner
                                        ---------------------------------------
                                    Its:     Senior Vice President, Finance
                                        ---------------------------------------

                                    AGENT:

                                    THE HUNTINGTON NATIONAL BANK,
                                    a national banking association,
                                    as Administrative Agent

                                    By:      /s/ David F. Isler
                                        ---------------------------------------
                                    Its :    Senior Vice President
                                         --------------------------------------

                                    BANK:

                                    THE HUNTINGTON NATIONAL BANK,
                                    a national banking association

                                    By:      /s/ David F. Isler
                                        ---------------------------------------
                                    Its:     Senior Vice President
                                         --------------------------------------

                                    BANK:

                                    BANK ONE, NA,
                                    a national banking association

                                    By:      /s/ Michael A. Reeves
                                        ---------------------------------------
                                    Its:     First Vice President
                                         --------------------------------------

           LIST IDENTIFYING CONTENTS OF OMITTED EXHIBITS AND SCHEDULES

Exhibits
         Exhibit A                  Notice of Borrowing
         Exhibit B-1                Revolving Note
         Exhibit B-2                Term Note
         Exhibit B-3                Second Term Note
         Exhibit C                  Borrowing Base Certificate
         Exhibit D                  Compliance Certificate

Schedules

         Schedule 1.6               Schedule of Budgeted EBITDA
         Schedule 3.6               Schedule of Pending or Threatened Litigation
         Schedule 3.10              Schedule of ERISA Plans
         Schedule 3.13              Schedule of Environmental Law Concerns
         Schedule 4.3               Schedule of Subsidiaries
         Schedule 4.4               Schedule of Permitted Liens
         Schedule 4.5               Schedule of Existing Indebtedness
         Schedule 4.9               Schedule of Stock Option Plan and/or Other Programs

